Exhibit 99.1

News Release

For Immediate Release

August 8, 2019

Approach Resources Inc.

Reports Second Quarter 2019 Results

Fort Worth, Texas, August 8, 2019 – Approach Resources Inc. (NASDAQ: AREX) today reported second quarter 2019 financial and operational results.

Financial and operational results for second quarter 2019

•	Production of 875 MBoe or 9.6 MBoe/day
•	Net loss was $13.6 million or $0.15 per diluted share, and adjusted net loss (non-GAAP) was $13.2 million or $0.14 per diluted share
•	Generated $5.6 million of EBITDAX (non-GAAP)
•	29% reduction in general and administrative expenses compared to the second quarter of 2018

Adjusted net loss and EBITDAX are non-GAAP measures. See “Supplemental Non-GAAP Financial and Other Measures” below for our definitions and reconciliations of adjusted net loss and EBITDAX to net loss.

Management Comment

Sergei Krylov, Approach’s CEO, commented, “We have continued to have constructive conversations with our largest stakeholders, including the lenders in our revolving credit facility with respect to potential deleveraging transactions and our efforts to improve our leverage and liquidity. As we continue these discussions, we are conserving capital and have temporarily suspended our drilling and completion activity and we are realizing the benefits of our cost saving initiatives.”

Company Continues to Explore Deleveraging Alternatives

As of June 30, 2019, we were not in compliance with certain of our financial covenants under our revolving credit facility. In order to improve our leverage position, we have been and currently are, pursuing or considering a number of deleveraging and strategic actions, which in certain cases may require the consent of current lenders, stockholders or bondholders.

As part of our review of deleveraging transactions, we are currently engaged in discussions and negotiations with Wilks Brothers, LLC, and its affiliate SDW Investments, LLC (collectively, “Wilks”) regarding their investment in the Company, including, without limitation, a possible debt for equity exchange and additional capital infusion into Approach (the “Exchange Transaction”). There can be no assurance that these discussions will result in the consummation of any transaction in a timely manner, or at all.

We have also reached an agreement with our credit facility lenders to forgo enforcement of remedies for an event of default caused by our failure to comply with certain financial covenants in the credit facility. This agreement will terminate on August 21, 2019, unless earlier terminated due to additional events of default under our credit facility, or a default under the agreement. In addition, we are in continuing

INVESTOR CONTACT Investor Relations ir@approachresources.com 817.989.9000	APPROACH RESOURCES INC. One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116 www.approachresources.com discussions with the lenders regarding a potential extension of and amendment to the existing credit agreement. An extension of and amendments to the existing credit agreement would be contingent on the successful and timely consummation of an Exchange Transaction.

We have engaged advisors in these discussions and negotiations, but there can be no assurance that these discussions and negotiations will result in the consummation of any transaction in a timely manner, or at all. Further, the consummation of an Exchange Transaction is contingent on the successful consummation of an extension and amendment under our credit agreement. In the event the Exchange Transaction, and credit agreement extension and amendment, are not timely completed, we anticipate that we will pursue a restructuring of our balance sheet through an in-court Chapter 11 proceeding.

As we have previously disclosed, our Board has formed a committee of independent directors (the “Committee”) to evaluate the Exchange Transaction, as well as other financing alternatives and deleveraging transactions, including without limitation (i) amendments or waivers to the covenants or other provisions of our revolving credit facility, (ii) raising new capital in private or public markets and (iii) restructuring our balance sheet either in court or through an out of court agreement with creditors. We are also considering operational matters such as adjusting our capital budget and continuing to reduce costs in an effort to improve cash flows from operations, and intend to continue to evaluate other strategic alternatives, including: (i) acquiring assets with existing production and cash flows by issuing preferred or common equity to finance such acquisitions; (ii) selling existing producing or midstream assets; and (iii) merging with a strategic partner.

Second Quarter 2019 Results

Production for second quarter 2019 totaled 875 Mboe, or 9.6 MBoe/d, made up of 23% oil, 37% NGLs and 40% natural gas.  Average realized commodity prices for second quarter 2019, before the effect of commodity derivatives, were $56.54 per Bbl of oil, $12.49 per Bbl of NGLs and negative $0.27 per Mcf of natural gas.  Our average realized price, including the effect of commodity derivatives, was $17.56 per Boe for second quarter 2019. Our realized prices for natural gas have been adversely impacted by the extreme WAHA discount in the basin, and we expect our realized natural gas prices to be depressed until the fourth quarter of 2019.

Net loss for second quarter 2019 was $13.6 million, or $0.15 per diluted share, on revenues of $14.7 million. Excluding the decrease in the fair value of our commodity derivatives of $0.3 million and restructuring expenses of $0.1 million adjusted net loss (non-GAAP) for the second quarter 2019 was $13.2 million, or $0.14 per diluted share.  EBITDAX (non-GAAP) for the second quarter 2019 was $5.6 million.  See “Supplemental Non-GAAP Financial and Other Measures” below for our reconciliation of adjusted net loss and EBITDAX to net loss.

Lease operating expense ("LOE") averaged $4.78 per Boe. Production and ad valorem taxes averaged $1.76 per Boe, or 10.5% of oil, NGLs and gas sales.  Total general and administrative (“G&A”) costs averaged $4.93 per Boe, including cash G&A costs of $4.61 per Boe.  Depletion, depreciation and amortization expense averaged $14.94 per Boe.  Interest expense totaled $7.4 million.

Operations and Capital Budget

In the second quarter, we focused on conservation of capital as we pursued our deleveraging alternatives. We incurred $1.5 million in capital expenditures primarily related to cost effective, short

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payback cycle workovers to manage natural production decline. Additionally, we effectively managed our costs reducing LOE per Boe by 11% quarter over quarter.

Liquidity

We have historically defined liquidity as funds available under our revolving credit facility and cash and cash equivalents. However, due to our non-compliance with financial covenants under our revolving credit facility, our liquidity as of June 30, 2019, was limited to our then available cash of $7.2 million.

Commodity Derivatives

We enter into commodity derivatives positions to reduce the risk of commodity price fluctuations.  The table below is a summary of our current derivatives positions.

Commodity and Period	Contract Type	Volume Transacted	Contract Price
Crude Oil
July 2019 – December 2019	Collar	500 Bbls/day	$65.00/Bbl - $71.00/Bbl

NGLs (C5 - Pentane)
July 2019 – December 2019	Swap	200 Bbls/day	$65.205/Bbl

Conference Call Information and Summary Presentation

The Company will host a conference call on August 9, 2019, at 9:00 AM CT (10:00 AM ET) to discuss second quarter 2019 financial and operating results.

Those wishing to listen to the conference call, may do so by visiting the Events and Presentations page under the Investor Relations section of the Company’s website, www.approachresources.com, or by phone:

Conference ID	2036477
Participant Toll-Free Dial-In Number:	(844) 884-9950
Participant International Dial-In Number:	(661) 378-9660

A replay of the call will be available on the Company’s website or by dialing:

Replay Toll-Free:	(855) 859-2056
Replay International:	(404) 537-3406
Conference ID:	2036477

In addition, a second quarter 2019 summary presentation will be available on the Company’s website.

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About Approach Resources

Approach Resources Inc. is an independent energy company focused on the exploration, development, production and acquisition of unconventional oil and natural gas reserves in the Midland Basin of the greater Permian Basin in West Texas.  For more information about the Company, please visit www.approachresources.com.  Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include expectations of anticipated financial and operating results.  These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These assumptions, risks and uncertainties include, but are not limited to, our ability to execute plans, the result of such plans if executed, our ability to reach agreements with the Wilks and our lenders, our ability to comply with the covenants in our revolving credit facility, our leverage negatively affecting a redetermination or amendment under our credit facility, oil, NGL and natural gas prices, our ability to obtain financing to fund our operations and capital budget, and our ability to access capital markets. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results may differ materially from those implied or expressed by the forward-looking statements. Further information on assumptions, risks and uncertainties related to the Company is available in the Company’s SEC filings, including our Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company’s SEC filings are also available on the Company’s website at www.approachresources.com.  Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues (in thousands):
Oil	$11,261	$18,106	$22,616	$34,450
NGLs	4,030	8,852	9,199	16,184
Gas	(571)	3,368	2,148	8,464
Total oil, NGLs and gas sales	14,720	30,326	33,963	59,098

Net cash receipt (payment) on derivative settlements	639	(1,982)	2,115	(3,513)
Total oil, NGLs and gas sales including derivative impact	$15,359	$28,344	$36,078	$55,585

Production:
Oil (MBbls)	199	278	419	550
NGLs (MBbls)	323	377	647	729
Gas (MMcf)	2,117	2,404	4,289	4,780
Total (MBoe)	875	1,056	1,781	2,076
Total (MBoe/d)	9.6	11.6	9.8	11.5

Average prices:
Oil (per Bbl)	$56.54	$65.09	$53.97	$62.59
NGLs (per Bbl)	12.49	23.49	14.22	22.21
Gas (per Mcf)	(0.27)	1.40	0.50	1.77
Total (per Boe)	16.83	28.73	19.07	28.47

Net cash receipt (payment) on derivative settlements (per Boe)	0.73	(1.88)	1.19	(1.69)
Total including derivative impact (per Boe)	$17.56	$26.85	$20.26	$26.78

Costs and expenses (per Boe):
Lease operating	$4.78	$4.77	$5.08	$4.96
Production and ad valorem taxes	1.76	2.43	1.95	2.44
Exploration	1.65	—	0.81	—
General and administrative (1)	4.93	5.77	4.54	6.10
Depletion, depreciation and amortization	14.94	15.96	14.98	15.67

(1) Below is a summary of general and administrative expense:
General and administrative - cash component	$4.61	$5.14	$4.60	$5.38
General and administrative - noncash component (share-based compensation)	0.32	0.63	(0.06)	0.72

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APPROACH RESOURCES INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES:
Oil, NGLs and gas sales	$14,720	$30,326	$33,963	$59,098

EXPENSES:
Lease operating	4,178	5,032	9,049	10,300
Production and ad valorem taxes	1,539	2,569	3,474	5,069
Exploration	1,439	3	1,448	3
General and administrative (1)	4,315	6,086	8,077	12,653
Restructuring expenses	142	—	6,424	—
Depletion, depreciation and amortization	13,068	16,849	26,674	32,529
Impairment	—	—	300	—
Gain on sale of assets	(1)	—	(67)	—
Total expenses	24,680	30,539	55,379	60,554

OPERATING LOSS	(9,960)	(213)	(21,416)	(1,456)

OTHER:
Interest expense, net	(7,412)	(6,184)	(14,185)	(12,070)
Commodity derivative gain (loss)	355	(4,884)	(2,491)	(6,812)
Other income	—	(13)	—	(12)

LOSS BEFORE INCOME TAX BENEFIT	(17,017)	(11,294)	(38,092)	(20,350)
INCOME TAX BENEFIT	(3,420)	(2,222)	(7,699)	(3,832)

NET LOSS	$(13,597)	$(9,072)	$(30,393)	$(16,518)

LOSS PER SHARE:
Basic	$(0.15)	$(0.10)	$(0.32)	$(0.17)
Diluted	$(0.15)	$(0.10)	$(0.32)	$(0.17)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	93,693,117	94,470,636	94,222,277	94,548,898
Diluted	93,693,117	94,470,636	94,222,277	94,548,898
(1) Includes non-cash share-based compensation expense (benefit) as follows:	281	656	(113)	1,484

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Unaudited Consolidated Balance Sheet Data (in thousands)	June 30, 2019	December 31, 2018
Cash and cash equivalents	$7,198	$22
Other current assets	11,490	16,203
Property and equipment, net, successful efforts method	1,040,974	1,068,422
Other assets	12,419	—
Total assets	$1,072,081	$1,084,647

Current liabilities (1)	$341,141	$21,077
Long-term debt (2)	84,637	384,993
Deferred income taxes	70,122	77,821
Other long-term liabilities	17,609	11,511
Stockholders' equity	558,572	589,245
Total liabilities and stockholders' equity	$1,072,081	$1,084,647

(1) Current liabilities at June 30, 2019 includes $322 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $0.6 million.

(2) Long-term debt at June 30, 2019, is comprised of $85.2 million in 7% senior notes due 2021, net of issuance costs of $0.6 million. Long-term debt at December 31, 2018, is comprised of $85.2 million in 7% senior notes due 2021 and $301.5 million in outstanding borrowings under our revolving credit facility, net of issuance costs of $0.8 million and $1 million, respectively.

Supplemental Non-GAAP Financial and Other Measures

This release contains certain financial measures that are non-GAAP measures.  We have provided reconciliations below of the non-GAAP financial measures to the most directly comparable GAAP financial measures and on the Non-GAAP Financial Information page in the Investor Relations section of our website at www.approachresources.com.

Adjusted Net Loss

This release contains the non-GAAP financial measures adjusted net loss and adjusted net loss per diluted share, which exclude (1) non-cash fair value loss on derivatives, (2) restructuring expenses, (3) impairment, (4) tax effect and other discrete tax items. The amounts included in the calculation of adjusted net loss and adjusted net loss per diluted share below were computed in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. However, these measures are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of adjusted net loss to net loss for the three and six months ended June 30, 2019 and 2018 (in thousands, except per-share amounts).

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	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Loss	$(13,597)	$(9,072)	$(30,393)	$(16,518)
Adjustments for certain items:
Non-cash fair value loss on derivatives	284	2,902	4,606	3,299
Restructuring expenses	142	—	6,424	—
Impairment	—	—	300	—
Tax effect and other discrete tax items (1)	(77)	(610)	(2,378)	(623)
Adjusted net loss	$(13,248)	$(6,780)	$(21,441)	$(13,842)
Adjusted net loss per diluted share	$(0.14)	$(0.07)	$(0.23)	$(0.15)

(1) The estimated income tax impacts on adjustments to net loss are computed based upon a statutory rate of 21%, for the three and six months ended June 30, 2019, and June 30, 2018, respectively. Additionally, this includes the tax impact of a tax shortfall related to share-based compensation of $12,000 and $70,000 for the three months ended June 30, 2019, and the six months ended June 30, 2018, respectively.

EBITDAX

We define EBITDAX as net loss, plus (1) exploration expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) non-cash fair value loss on derivatives, (5) restructuring expenses, (6) impairment, (7) interest expense, net, and (8) income tax benefit. EBITDAX is not a measure of net income or cash flow as determined by GAAP. The amounts included in the calculation of EBITDAX were computed in accordance with GAAP. EBITDAX is presented herein and reconciled to the GAAP measure of net loss because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund development and exploration activities. This measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

The table below provides a reconciliation of EBITDAX to net loss for the three and six months ended June 30, 2019 and 2018 (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Loss	$(13,597)	$(9,072)	$(30,393)	$(16,518)
Exploration	1,439	3	1,448	3
Depletion, depreciation and amortization	13,068	16,849	26,674	32,529
Share-based compensation	281	656	(113)	1,484
Non-cash fair value loss on derivatives	284	2,902	4,606	3,299
Restructuring expenses	142	—	6,424	—
Impairment	—	—	300	—
Interest expense, net	7,412	6,184	14,185	12,070
Income tax benefit	(3,420)	(2,222)	(7,699)	(3,832)
EBITDAX	$5,609	$15,300	$15,432	$29,035

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